                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan, and the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan of Patterson Dental Company of our reports dated May 29, 1996, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Patterson Dental Company for the year ended April 27, 1996.


                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
July 23, 1996

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